EXHIBIT 21.1

PRINCIPAL CONSOLIDATED SUBSIDIARIES AS OF DECEMBER 31, 2007

Name of Legal Entity	Jurisdiction of Incorporation
Aqualon Company	United States
Aqualon France B.V.	The Netherlands
Curtis Bay Insurance Co. Ltd.	Bermuda
East Bay Realty Services, Inc.	United States
Ever Success Overseas Limited	British Virgin Islands
H2H Innovations, L.L.C.	United States
Hercules AB	Sweden
Hercules Argentina S.A.	Argentina
Hercules Asia Pacific (Shanghai) Regional Company Ltd.	China
Hercules Austria GmbH	Austria
Hercules B.V.	The Netherlands
Hercules Beringen B.V.B.A.	Belgium
Hercules Canada Inc.	Canada
Hercules Chemical B.V.	The Netherlands
Hercules Chemicals (Jiangmen) Company Limited	China
Hercules Chemicals (Nanjing) Company Limited	China
Hercules Chemicals (Taiwan) Co. Ltd.	Taiwan
Hercules Chemicals Solutions Pte Ltd.	Singapore
Hercules Chemicals South Africa (Proprietary) Limited	South Africa
Hercules Chile Limitada	Chile
Hercules China Limited	Hong Kong
Hercules Country Club Inc.	United States
Hercules CZ s.r.o.	Czech (Republic)
Hercules Deutschland GmbH	Germany
Hercules do Brasil Productos Quimicos Ltda.	Brazil
Hercules Doel B.V.B.A.	Belgium
Hercules Euro Holdings, L.L.C.	United States
Hercules Europe B.V.B.A	Belgium
Hercules Finland OY	Finland
Hercules GmbH	Germany
Hercules Holding B.V./B.V.B.A.	Belgium
Hercules Holding II Limited	United Kingdom
Hercules Holding Specialty Materials B.V.	The Netherlands
Hercules Hydrocarbon Holdings, Inc.	United States
Hercules Industrial Chemicals Private Limited	India
Hercules International GmbH	Switzerland
Hercules International Ltd. LLC	United States
Hercules International Trade Corporation Limited	Bahamas
Hercules Investment ApS	Denmark
Hercules Investments S.a.r.l.	Luxembourg
Hercules Islands Corporation	U.S. Virgin Islands
Hercules Italia S.p.A.	Italy
Hercules Japan Ltd.	Japan

PRINCIPAL CONSOLIDATED SUBSIDIARIES AS OF DECEMBER 31, 2007

Name of Legal Entity	Jurisdiction of Incorporation
Hercules Korea Chemical Co. Ltd.	Korea
Hercules Limited	United Kingdom
Hercules Mexico, S.A. de C.V.	Mexico
Hercules Norway AS	Norway
Hercules Paper Holdings, Inc.	United States
Hercules Polska Sp. z.o.o.	Poland
Hercules Portuguesa, Lda.	Portugal
Hercules Quimica S.A.	Spain
Hercules Russia L.L.C.	Russia
Hercules SA	France
Hercules Services Mexico, S.A. de C.V.	Mexico
Hercules Tianpu Chemicals Company Ltd. (1)	China
P.T. Hercules Chemicals Indonesia	Indonesia
Shanghai Hercules Chemical Co., Ltd.	China
WSP, Inc.	United States

(1) Hercules owns a 40% interest in Hercules Tianpu Chemicals Company Ltd., which is consolidated for financial reporting purposes.